7

                                  UNITED STATES
                        SECURITIES WASHINGTON, D.C. 20549
                             AND EXCHANGE COMMISSION
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DIAMOND POWERSPORTS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                     Florida
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

          3751                                              65-0419601
     (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
     CLASSIFICATION CODE NUMBER)                       IDENTIFICATION NO.)

                 10145 N.W. 46th Street - Sunrise, Florida 33351
                                 (954) 749-8606
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 Pierre Elliott
                 10145 N.W. 46th Street - Sunrise, Florida 33351
                                 (954) 749-8606
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

                                     COPIES TO:

     Pierre Elliott, President       Harold H. Martin, Esquire
     Diamond Powersports, Inc.       Brown & Associates, PLLC
     10145 N.W. 46th Street          7400 Carmel Executive Park, Suite 120
     Sunrise, Florida 33351          Charlotte, North Carolina 28226
     (954) 749-8606 Office           (704) 542-2525 Office
     (954) 749-9750 Fax              (704) 541-4751 Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




Title of each. . . .  Proposed maximum   Proposed maximum
class of securities.  Amount to be       Offering price per   Aggregate offering   Amount of
to be registered . .  Registered         Unit                 Price                Registration fee
--------------------  -----------------  -------------------  -------------------  ----------------
Common Stock . . . .          1,397,720  $           .50      $         698,860    $        64.30
($.001 par value). .
--------------------  -----------------  -------------------  -------------------  -----------------




The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.











              --The rest of this page is intentionally left blank--

















                                   PROSPECTUS

                            DIAMOND POWERSPORTS, INC.


                              A FLORIDA CORPORATION

                        1,397,720 SHARES OF COMMON STOCK

     Our current shareholders are offering 1,397,720 shares of our common stock, $.001 par value per Share (the "Shares"). No market currently exists for our common stock. The selling shareholders will sell at a price of $.50 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the shares.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our Company may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

             The date of this preliminary prospectus is May 7, 2002.

















                                TABLE OF CONTENTS

   Part I - Prospectus Information                                        Page

1.     Front  Cover  Page  of  Prospectus                                    4
2.     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus       5
3.     Summary  Information                                                  8
     Risk  Factors                                                           9
- We had a net loss from operations for the year ended December 31, 2000 of ($182,528) and a net loss from operations for the year ended December 31, 2001 of ($133,956). Our total stockholders' deficit as of December 31, 2001 amounted to ($432,733). There is no guarantee that we will be profitable in the future or have a positive stockholders' equity.
- We currently have limited operating capital and there is a need for additional capital.
- The industry in which we operate and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements.
- The Company must continue to purchase the most advanced hardware and software in the market in order to stay competitive. It is possible that the price of certain hardware and software items may increase drastically and we will not be able to purchase these items in a timely fashion, and may have to spend undue amounts of time shopping for more cost-effective approaches.
- There is no trading market for our shares of common stock and the purchasers of our common stock may be unable to sell their investment quickly or at all.
- Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
- We have substantial near-term capital needs, and we may be unable to obtain the additional funding needed to enable us to continue to operate in the future.
- The motorcycle accessories and apparel market is competitive and there are no substantial barriers to entry. We expect that competition will intensify in the future.
- Our principal stockholders control our business affairs in which case you will have little or no participation in our business affairs.
-     If we lose the services of our president, our business may be impaired.
- We intend to expand our operations in technical areas with skilled, technical labor, provided that we are profitable and can afford such expansion. If such labor is difficult to hire, we may be affected in materially adverse ways.
- The offering price of the shares offered hereby was arbitrarily determined by our management.
- We have never paid dividends on our common stock and you may never receive dividends.
- The risk of war and terrorism may negatively affect the performance of our Company.
-     We will need additional capital to finance any expansion and growth.
- The price of our common stock, when it begins to trade publicly, may be volatile.
-     Future sales of our common stock could adversely affect the stock price.
-     There will be a limited market for our common stock.
- There is limited liability of our management under our Articles of Incorporation and By-Laws.
- Many factors affect our cash needs, including our possible failure to generate sufficient revenues from operations.

     It is not possible to foresee all risks which may affect our common stock. Moreover, we cannot predict whether we will successfully be able to implement our current business plan. Each potential holder of shares of our common stock is encouraged to carefully analyze the risks and merits of such an investment, including the risk factors mentioned above and discussed in more detail below.

4.     Use  of  Proceeds                                                     15
5.     Determination  of  Offering  Price                                    15
6.     Dilution                                                              15
7.     Selling  Security  Holders          .                                 16
8.     Plan  of  Distribution                                                17
9.     Legal  Proceedings                                                    19
10.    Directors,  Executive  Officers, Promoters and Control Persons        19
11.    Security  Ownership of Certain Beneficial Owners and Management       20
12.    Description  of  Securities                                           22
13.    Experts                                                               23
14.    Disclosure  of  Commission  Position  on  Indemnification
       for  Securities  Act  Liabilities                                     23
15.    Organization  Within  Last  Five  Years                               24
16.    Description  of  Business                                             25
17.    Management's  Discussion  and  Analysis  or  Plan  of Operation       27
18.    Description  of  Property                                             31
19.    Certain  Relationships  and  Related  Transactions                    31
20.    Market  for  Common  Equity  and  Related  Stockholder  Matters       32
21.    Executive  Compensation                                               34
22.    Financial  Statements                                                 35
23.    Changes  in  and  Disagreements  with  Accountants  on  Accounting
       and  Financial  Disclosure                                            49

Part  II  -  Information  Not  Required  in  Prospectus

24.     Indemnification                                                      49
25.     Other  Expenses  of  Issuance  and  Distribution                     49
26.     Recent  Sales  of  Unregistered  Securities                          50
27.     Exhibits                                                             51
28.     Undertakings                                                         51

53



ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS STATEMENTS ABOUT OUR FUTURE BUSINESS OPERATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 9. THIS PROSPECTUS SUMMARY IS LIMITED TO HIGHLIGHTING THE MOST SIGNIFICANT ASPECTS OF THIS OFFERING. YOU SHOULD CAREFULLY READ ALL INFORMATION IN THE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THEIR EXPLANATORY NOTES, PRIOR TO MAKING AN INVESTMENT DECISION.

OUR COMPANY.

     We were incorporated in Florida in May 1992 as Diamond Racing, Inc. Since 1992, we have concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, we have focused on the street motorcycle and cruiser segments of the accessory and apparel industry. Our name was changed in August of 1999 to Diamond Powersports, Inc. to reflect our management's plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles ("ATVs"), and small watercrafts such as jet skis and powered kayaks. The Company's principal executive offices are located at 10145 N.W. 46th Street, Sunrise, Florida 33351. The primary telephone number is (954) 749-8606

OUR  BUSINESS.

     Since May 1992, we have been engaged in the business of selling motorcycle accessory and apparel, and after 1999, powersports accessory and apparel as well. We had revenues of $361,139 and net losses of ($133,956) for the year ended December 31, 2001. In addition, as of December 31, 2001, we had available cash and cash equivalents of $5,864, which is insufficient to continue our operations. Thus, we are dependent upon additional financing to conduct our operations over the next twelve months.

      As of December 31, 2001, we did not have a significant backlog of customer orders that remained to be performed by us. There are no assurances that we will be able to meet the goals that we have set for ourselves if our backlog of business does not increase significantly. We currently have 5 full-time employees.

THE OFFERING.

          As of May 7, 2002, we had 9,497,720 shares of our common stock outstanding and no shares of our preferred stock outstanding. This offering is comprised of securities offered by selling security holder only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of securities. We anticipate offering expenses of approximately $25,000.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.



                                      For the year ended    For the year ended
Statements of Operations . . . . . .  December 31, 2001     December 31, 2000
------------------------------------  --------------------  --------------------
Revenues . . . . . . . . . . . . . .  $           361,139   $           210,535
------------------------------------  --------------------  --------------------
Cost of Sales. . . . . . . . . . . .  $           284,646   $           166,959
------------------------------------  --------------------  --------------------
Gross profit . . . . . . . . . . . .  $            76,493   $            43,576
------------------------------------  --------------------  --------------------
Operating expenses . . . . . . . . .  $           180,380   $           194,742
------------------------------------  --------------------  --------------------
Income (loss) from operations. . . .  $          (103,887)  $          (151,166)
------------------------------------  --------------------  --------------------
Other expense, net . . . . . . . . .  $            30,069   $            31,362
------------------------------------  --------------------  --------------------
Net income (loss). . . . . . . . . .  $          (133,956)  $           (82,528)
------------------------------------  --------------------  --------------------
Net income (loss) per common share .  $              (.02)  $              (.02)
------------------------------------  --------------------  --------------------

                                      As of.                As of
Balance Sheet. . . . . . . . . . . .  December 31, 2001     December 31, 2000
------------------------------------  --------------------  --------------------
Available cash . . . . . . . . . . .  $             5,864   $              (597)
------------------------------------  --------------------  --------------------
Total current assets . . . . . . . .  $            43,929   $            35,258
------------------------------------  --------------------  --------------------
Other assets . . . . . . . . . . . .  $               300   $               300
------------------------------------  --------------------  --------------------
Total Assets . . . . . . . . . . . .  $           102,081   $           105,051
------------------------------------  --------------------  --------------------
Current liabilities. . . . . . . . .  $           534,814   $           261,674
------------------------------------  --------------------  --------------------
Note Payable (current) . . . . . . .  $            85,971   $             5,123
------------------------------------  --------------------  --------------------
Total liabilities. . . . . . . . . .  $           534,814   $           417,829
------------------------------------  --------------------  --------------------
Stockholders equity (deficiency) . .  $          (432,733)  $          (312,778)
------------------------------------  --------------------  --------------------
Stockholders equity and Liabilities.  $           102,081   $           105,051
------------------------------------  --------------------  --------------------



                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

We had a net loss from operations for the year ended December 31, 2000 of ($182,528) and a net loss from operations for the year ended December 31, 2001 of ($133,956). Our total stockholders' deficit as of December 31, 2001 amounted to ($432,733). There is no guarantee that we will be profitable in the future or have a positive stockholders' equity.






WE CURRENTLY HAVE LIMITED OPERATING CAPITAL AND THERE IS A NEED FOR ADDITIONAL CAPITAL.

     We presently have limited operating capital. Current revenue from our wholesale and distribution accounts is only sufficient to maintain our presence in the market, and is dependent upon receipt of proceeds from this offering or elsewhere to expand our business as intended. Upon completion of the offering, no additional capital will come into our Company. Any inability to obtain additional financing when needed after this offering would have a material adverse effect on us, requiring us to curtail our operations.

THE INDUSTRY IN WHICH WE OPERATE AND THE MARKET FOR OUR SERVICES IS CHARACTERIZED BY RAPID TECHNOLOGICAL DEVELOPMENTS, EVOLVING INDUSTRY STANDARDS, AND FREQUENT NEW PRODUCT AND SERVICE INTRODUCTIONS AND ENHANCEMENTS.

     The industry in which our Company operates and the market for the Company's services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. The development and introduction of new products and services could render our Company's existing services unmarketable. Our Company's business depends in significant part on its ability to continually improve the performance, features, and reliability of its motorcycle accessories and apparel products and services, and to modify its manufacturing operations to work with new technological standards in response to both evolving demand in the marketplace and competitive products and services. Our Company's pursuit of improved performance, new features, and necessary technological advances will require substantial time and expense, and there can be no assurance that our Company will succeed in adapting its products to changing technology standards and customer requirements.

OUR COMPANY MUST CONTINUE TO PURCHASE THE MOST ADVANCED HARDWARE AND SOFTWARE IN THE MARKET IN ORDER TO STAY COMPETITIVE. IT IS POSSIBLE THAT THE PRICE OF CERTAIN HARDWARE AND SOFTWARE ITEMS MAY INCREASE DRASTICALLY AND WE WILL NOT BE ABLE TO PURCHASE THESE ITEMS IN A TIMELY FASHION, AND MAY HAVE TO SPEND UNDUE AMOUNTS OF TIME SHOPPING FOR THESE ITEMS.

       Our Company must continue to purchase the most advanced hardware and software in the market in order to stay competitive. There is the distinct possibility that the price of certain hardware and software items may increase drastically such that our Company will not be able to purchase these items in a timely fashion, and may have to spend undue amounts of time shopping for more cost-effective approaches. Any of these occurrences could materially effect our Company in an adverse way. There is also the danger that the costs of production or distribution will accelerate. A drastic increase in production or distribution expenses could cause our Company material expenses, and force our Company to completely restructure its business model, thereby likely causing substantial expenses and losses.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND THE PURCHASERS OF OUR COMMON STOCK MAY BE UNABLE TO SELL THEIR INVESTMENT QUICKLY OR AT ALL.

     Investors should be aware of the long-term nature of, and the lack of liquidity of an investment in our common stock. Our common stock is not registered under the Securities Act of 1933 or under any applicable state securities laws. The securities must be acquired for investment purposes only and not with a view to resell or distribute to others. While we are registering the shares of selling security holders in this registration statement, there can be no assurance that the Securities and Exchange Commission will declare our registration statement effective.

     There is not, and has never has been a market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

     A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over the Counter Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the Over-the-Counter Bulletin Board.

     Over-the-Counter Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, Over-the-Counter Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange. Accordingly, you may be unable to sell your securities

BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS, AND WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO CONTINUE TO OPERATE IN THE FUTURE.

     We will require additional funding over the next twelve months to develop our business. Our capital requirements will depend on many factors including, but not limited to, opening additional sales centers in our area, aggressiveness of product marketing and the hiring of additional employees. Presently, we have only limited amounts of liquid assets with which to pay our expenses. We do not have sufficient liquid assets to continue to operate our company. Accordingly, we will seek additional outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations.

     In addition, we have only a limited credit facility and other committed sources of capital. We may be unable to expand credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds by a public offering to continue our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

THE MOTORCYCLE ACCESSORIES AND APPAREL MARKET IS COMPETITIVE AND THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY. WE EXPECT THAT COMPETITION WILL INTENSIFY IN THE FUTURE.

     The motorcycle accessories and apparel market is competitive and there are
no substantial barriers to entry.   Our Company expects that competition will
intensify in the future. Our Company believes that its ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of its advertising services; the accuracy of directing Internet traffic to its website, ease of use and timing of introductions of new products by our Company and its competitors; the ability of our Company to establish co-marketing relationships; and industry and general economic trends.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholders, Pierre and Lisa Elliott, own approximately 85% of our common stock. As a result, they will have significant influence over all maters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to significantly control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF WE LOSE THE SERVICES OF OUR PRESIDENT, OUR BUSINESS MAY BE IMPAIRED.

     Our success is heavily dependent upon the continued active participation of our president, Mr. Pierre Elliott. Mr. Elliott has over ten years of experience in the motorcycle accessories and apparel business as the founder of our Company. He has 25 years of experience in various aspects of this industry, including manufacturing, wholesaling, inventory management, quality control, and retail sales. The loss of Mr. Elliott's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Elliott. However, we do have a written employment agreement with Mr. Elliott that extends through December 31, 2003. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.


OUR COMPANY INTENDS TO EXPAND ITS OPERATIONS IN TECHNICAL AREAS WITH SKILLED, TECHNICAL LABOR. IF SUCH LABOR IS DIFFICULT TO HIRE, WE MAY BE AFFECTED IN MATERIALLY ADVERSE WAYS.

     Our Company intends to expand its operations in technical areas, which demand skilled, technical labor. If such labor is difficult to identify and subsequently hire, our Company may be affected in materially adverse ways, including, among others, serious delays and expenses in training this non-technical labor.

THE OFFERING PRICE OF THE SHARES OFFERED HEREBY WAS ARBITRARILY DETERMINED BY OUR MANAGEMENT.

     The price of the shares bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the common stock.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS.

     We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

RISK OF WAR AND TERRORISM

     Terrorist acts of war (wherever located around the world) may cause damage or disruption to our business and could have an adverse effect on our operations and financial results. Travel, tourism and building development throughout the United States and the world, have been significantly effected since the events of September 11, 2001. Our revenue will be generated, in part, from businesses that rely on home building development. If this industry is weak, our new home installations will likely be adversely affected. Our revenue will also depend on trends in residential homebuilding, which are impacted by interest rates and general economic trends, among other things. The economic uncertainty stemming from the terrorist attacks of September 11, 2001, may continue through the pending wartime economy. At this time, we are unable to predict what impact a prolonged war on terrorism will have on the respective economies of the United States or how it will effect our operations.

THE PRICE OF OUR COMMON STOCK, WHEN IT BEGINS TO TRADE PUBLICLY, MAY BE
VOLATILE.

     The price of our common stock, when it begins to trade publicly, may be highly volatile. Numerous factors could have a significant effect on the market price of our common stock. Such factors include the announcements of fluctuations in operating results, new contracts or customers. In addition, the stock market has experienced significant price and volume fluctuations in recent years that have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock.

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE STOCK PRICE.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock.

THERE IS LIMITED LIABILITY OF OUR MANAGEMENT UNDER OUR ARTICLES OF INCORPORATION AND BY-LAWS.

     Our Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by our Company of its Officers and Directors to the full extent permitted by Florida corporate law, which generally provides that its officers and directors shall have no personal liability to our Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholder's ability to hold officers and directors liable for breaches of fiduciary duty, and may require our Company to indemnify its officers and directors.

ITEM 4.     USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM 6.     DILUTION

     Not applicable. We are not registering any shares in this registration statement. All shares are being registered by the selling security holders.

ITEM 7.     SELLING SECURITY HOLDERS

     The selling security holders named below are selling the securities covered by this prospectus. None of the selling security holders named below are registered securities broker-dealers or affiliates of broker-dealers. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.




                         Amount Owned    Percent Owned
                         Relationship    Prior to       Amount To Be  Amount Owned    Before/After
Name. . . . . . . . . .  With Issuer     Offering       Registered    After Offering  Offering
-----------------------  --------------  -------------  ------------  --------------  -------------
Baxter, Troy. . . . . .  None                   40,000        40,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------
Brady, Elizabeth. . . .  None                      500           500               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Brady, Patrick. . . . .  None                      500           500               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Bryan, Kraig. . . . . .  None                   20,000        20,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Chatlos, Mark . . . . .  None                      500           500               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Cottone, Robert C.. . .  Consultant (1)        400,000       400,000               0  4% /Less than
                                                                                      1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Desaritz, Lewis
 and Cheryl,
 JTWROS . . . . . . . .  None                   20,000        20,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Egbert, Diane . . . . .  None                    8,000          8000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Elliott, Rosemary . . .  None                   70,000        70,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Fort Lauderdale
 Investment
Group . . . . . . . . .  None                   40,000        40,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Fron, Chad. . . . . . .  None                   10,000        10,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Gallagher, Tony
and Lori,
 JTWROS . . . . . . . .  None                   10,000        10,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Gunlock, Kathy. . . . .  None                   10,000        10,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Hall, John. . . . . . .  None                    4,000         4,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Heidt, Michael
 and Maureen. . . . . .  None                    2,020         2,020               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Henderson,
 Daniel and
Alesia, JRWROS. . . . .  None                    8,000         8,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Hurley, Margaret. . . .  Director                2,000         2,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Hutto, Gene . . . . . .  None                    5,000         5,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
James, Daryl. . . . . .  None                   60,000        60,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Jensen, Raymond . . . .  None                   40,000        40,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Jensen, Robert. . . . .  None                    5,200         5,200               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Kane, Marie . . . . . .  None                    8,000         8,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Lewis, David, PhD . . .  Director                2,000         2,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Lichtman, Alan. . . . .  Director                2,000         2,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Lovers, Alfredo . . . .  None                    5,000         5,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Market Voice. . . . . .  Consultant (2)        380,000       380,000               0  4% /Less than
                                                                                      1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Matos, Ralph. . . . . .  None                    4,000         4,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Moore, Tom and
 Jennifer,
 JTWROS . . . . . . . .  None                   25,000        25,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Murphy, Dennis
  and  Elizabeth,
 JTWROS . . . . . . . .  None                    1,000         1,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Rhyant, James
 and Charlene,
 JTWROS . . . . . . . .  None                   40,000        40,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Schettino, Lucy . . . .  None                    4,000         4,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Sibrio, Angelina. . . .  None                   12,000        12,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Sizemore, Sarah . . . .  Employee                  500           500               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Stotts, Marlene . . . .  None                   20,000        20,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Stotts, Michael . . . .  None                      500           500               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Stuth, Jay. . . . . . .  None                    6,800         6,800               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Stuzz, Fred . . . . . .  None                   80,000        80,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
Wilson, Bruce . . . . .  None                   10,000        10,000               0  Less than 1%
-----------------------  --------------  -------------  ------------  --------------  -------------
TOTALS. . . . . . . . .       1,397,720      1,397,720             0               0
-----------------------  --------------  -------------  ------------  --------------  -------------



(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Mr. Cottone is the son of Mr. Bongiovanni. Greentree Financial Group, Inc. received the 400,000 shares of our common stock being registered in the name of Robert C. Cottone for consulting services that consist of assisting in the preparation of private offering documents for our Regulation D offering, compliance with state Blue Sky regulations, compliance with the Securities and Exchange Commission's periodic reporting requirements, tax and accounting services and EDGAR services.

(2) Market Voice, Inc. received 350,000 shares of our common stock for investor relations services for our Company. Market Voice's services include disseminating information on our Company to the public via press releases, Internet and radio. Market Voice, Inc. also purchased 30,000 additional shares of our common stock at $.50 during the first quarter of 2002.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

ITEM 8.     PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

 -they may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

            We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

ITEM  9.     LEGAL  PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have five directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name                    Age          Position
----                    ---          --------
Pierre  Elliott          40          President  and  CEO  for  the Company;
Director
Lisa  Elliott            38          Controller;  Director

Alan  Lichtman           27          Operations  Manager;  Director

Margaret  Hurley         43          Marketing  Director;  Director

David  A.  Lewis,  PH.D  47          Director

     Pierre Elliott has been President & CEO and Chairman of our Company since its inception in 1992. Mr. Elliott has been involved in various aspects of the industry for the past 25 years including manufacturing, wholesaling, inventory management, quality control, and retail sales. During our Company's history, Mr. Elliott developed and implemented all operations and developments creating a company that started with less than 50 customers, and today retails and wholesales products over 1,500 customers in South Florida and the Caribbean. Prior to this, Mr. Elliott owned several local ventures during a time span of five years including a restaurant, a grocery store, and home cleaning service. Mr. Elliott is a member of the Diamond Racing team and the National Hot Rod Association. Pierre Elliott is married to Lisa Elliott.

     Lisa Elliott has served as Secretary and Director of our Company since its inception in 1992. During her tenure she has been in charge of staffing, customer relations, and assists the accounting department. Mrs. Elliott served previously as a financial accountant for Colorfilm Video and Mobo Enterprises. During her tenure there, Mrs. Elliott was responsible for the Company's daily accounting transactions including accounts receivable and accounts payable. Lisa Elliott is married to Pierre Elliott.

     Alan Lichtman serves as our Company's Operations Manager and Director since August 1999. Prior to joining Diamond Powersports, Mr. Lichtman was a licensed Financial Service Professional with First Union National Bank for five years. Mr. Lichtman has been directing retail and marketing operations for the last 8 years. Mr. Lichtman's background also includes three years of retail operations work with Atlantic Records where he assisted in the marketing and distribution of new audio products. Mr. Lichtman will co-assist Mr. Elliott in our Company's national operations.

     Margaret Hurley serves in the capacity as a Marketing Director and Director of our Company since September of 1999. Prior to joining Diamond Powersports, Mrs. Hurley was a team manager for State Farm Insurance Co. for over 19 years. Mrs. Hurley's background experience consists of defining a market and managing the marketing process. Mrs. Hurley's responsibilities include managing market penetration and product quality control. Mrs. Hurley holds a bachelor's degree in Criminal Justice from the University of Central Florida.


     Dr. David A. Lewis serves in the capacity as Director of our Company since September of 1999. Dr. Lewis is currently the Director of Pastoral care at Covenant Life Christian Church in Ft. Lauderdale, Florida. Prior to this, Dr. Lewis owned Tropical Clima-Coat, Inc., which provided construction services to commercial and residential buildings. As the Owner/ President, Dr. Lewis managed all aspects of the business including construction operations, marketing, and accounting. Dr. Lewis has traveled to several countries outside the U.S., including Mexico, Kenya, Ecuador, Belize, and Haiti, to give seminars on organizational and corporate structure and provide corporate assistance to charitable organizations. Dr. Lewis holds his PH.D from So. Fla. Bible College and is licensed in the State of Florida as a counselor.

Promoters.

     Market Voice, Inc., located in Boca Raton, Florida, has been retained for the purposes of providing investor relations services to our Company. We have issued 350,000 shares of our common stock as compensation to Market Voice, Inc. in connection with these services. Market Voice's services include disseminating information on our Company to the public via press releases, Internet and radio. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 during the first quarter of 2002.

ITEM  11.  SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information concerning the ownership of our Company's Common Stock as of May 7, 2002, with respect to: (i) each person known to our Company to be the beneficial owner of more than five percent of our Company's Common Stock, (ii) all directors; and (iii) directors and executive officers of our Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of May 7, 2002, there were 9,497,720 shares of common stock outstanding. As of May 7, 2002, there were no preferred shares outstanding.

Beneficial  Owners  of  5%  or  more  of  our  Common  Stock (2)  (3)
          (1)       Name and Address of      Amount and Nature of     (4)
Title of Class      Beneficial Owner(s)      Beneficial Ownership     Percent of
                                                                      class
--------------     --------------------     ---------------------     ----------
Common Stock        Pierre Elliott           8,100,000 (1)            85%
($.001 par value)   10145 NW 46th Street
                    Sunrise, FL 33351



Ownership of Directors and Officers  (2)  (3)
                    Name and Address of     Amount and Nature of     (4)
Title of Class      Beneficial Owner(s)     Beneficial Ownership     Percent of
                                                                     class
--------------     --------------------     ---------------------     ----------
Common Stock
($.001 par value)   Pierre Elliott (1)      8,100,000 (1)            85%
                    Lisa Elliott
                    10145 NW 46th Street
                    Sunrise, FL 33351
Common Stock
($.001 par value)   Alan Lichtman, Director     2,000                **%
                    10145 NW 46th Street
                    Sunrise, FL 33351
Common Stock
($.001 par value)   Margaret Hurley             2,000                **%
                    10145 NW 46th Street
                    Sunrise, FL 33351
Common Stock
($.001 par value)   Dr. David A. Lewis          2,000                **%
                    10145 NW 46th Street
                    Sunrise, FL 33351
Common Stock
($.001 par value)   All Directors           8,106,000                85%
-----------------   -------------           ---------------------    -----------

(1) Pierre and Lisa Elliott are the beneficial owners of the above securities and hold them as Joint Tenancy with Rights of Survivorship. ** Less than 1%

ITEM  12.     DESCRIPTION  OF  SECURITIES

     Qualification. The following statements constitute summaries of the material provisions of our Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are contained in the Exhibits to this registration statement.

Our Company's Articles of Incorporation authorize it to issue up to 100,000,000 Common Shares, $.001 par value per Common Share. On August 1, 1999 the Company amended its Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, no par value per share. Such Preferred Stock may or may not be: issued in series, convertible into shares of common stock, redeemable by the Company, and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. However, since the writing of this report, no Preferred Shares were issued and outstanding.

Common Stock. All outstanding Common Shares are legally issued, fully paid and non-assessable.

Liquidation Rights. Upon liquidation or dissolution, and after payment of the Preferred Shareholders, each outstanding Common Share will be entitled to share equally in the remaining assets of our Company legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available thereof. Our Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of our Company. Accordingly, future dividends, if any, will depend upon, among other considerations, our Company's need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of our Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Preferred Stock. Our Company is authorized to issue Five Million (5,000,000) Preferred Shares, no par value per share. The rights, preferences, privileges and restrictions granted to and imposed on the Common Shares and the Preferred Shares are identical in all respects, except that the holders of the Preferred Shares may have certain conversion rights and a liquidation preference upon such issuance. Terms of the Preferred Stock would be outlined by our Company's Board of Directors in the event of such issuance.

 ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the period ended December 31, 2001, have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

     Brown & Associates, PLLC has rendered an opinion on the validity of our common stock being registered. Brown & Associates, PLLC is not an affiliate of our Company.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.     ORGANIZATION  WITHIN  LAST  FIVE  YEARS

          We were originally incorporated in May 1992 in Florida as Diamond Racing, Inc. In August 1999, we amended our articles of incorporation to change our name to Diamond Powersports, Inc. to reflect management's plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles ("ATVs"), and small watercrafts such as jet skis and powered kayaks.

          In 1999, we increased the authorized common shares from 300 shares to 100,000,000 shares, changed the par value of the common shares from $1.00 to $.001, authorized the issuance of 5,000,000 shares of preferred stock, and enacted a 27,000 to 1 stock split of the outstanding common stock.

     Also in 1999, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have agreed to pay Greentree Financial Group, Inc. $125,000. These services include:
-     Assistance with the preparation of our Form SB-2 registration statement;
-     State  Blue-Sky  compliance
-     Selection  of  an  independent  stock  transfer  agent;  and
-     Edgar  services.

     As of the date of this registration statement and pursuant to our agreement with Greentree Financial Group, Inc., $84,000 has been paid for these services. The remaining balance of $41,000 will be due and payable upon achieving active trading status on the Over-the-Counter Bulletin Board.

     We also issued 400,000 of our common stock to Greentree Financial Group, Inc. during 2002 for additional services, including:
-     Assistance  in  preparation  of  private  offering  documents
-     Compliance  with  state  Blue  Sky  regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-     Tax  and  accounting  services,  and
-     EDGAR  services

     From October 1999 to December 1999, we sold 467,400 shares of our common stock, $.001 par value, at $.25 to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $116,850. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     From October 2001 to April 2002, we sold 82,820 shares of our common stock, $.001 par value, between $.25-.50 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $34,160. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     During the first quarter of 2002, 350,000 shares of our common stock were issued to Market Voice, Inc. in connection with their investor relation services for our Company. Market Voice's services include disseminating information on our Company to the public via press releases, Internet and radio. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 during the first quarter of 2002.

     During the first quarter of 2002, an additional 27,500 shares were issued to our employees and subcontractors for administrative services performed for our Company. These issuances were made pursuant to Rule 701 for employee and consulting services and were believed to be exempt from registration under federal and state law.

     Also during the first quarter of 2002, we converted an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, including accrued interest, and it was converted into 70,000 shares of our common stock. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe this exemption was available because the issuance was a transaction not involving a public offering and we provided the investor with the disclosures required by Regulation D.

ITEM  16     DESCRIPTION  OF  BUSINESS

     As used herein, the term "Company" refers to Diamond Powersports, Inc., a Florida Corporation, and any predecessors, unless the context indicates otherwise. Originally incorporated in May 1992 in Florida as Diamond Racing, Inc., the name was changed in August of 1999 to Diamond Powersports, Inc. to reflect management's' plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, ATVs, and small watercrafts such as jet skis and powered kayaks.

     Since 1992, our Company has concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, we have focused on the street motorcycle and cruiser segments of the accessory and apparel industry.

DESCRIPTION  OF  BUSINESS

     Our Company's operations primarily involve motorcycle accessory and apparel manufacturing and distributing, specializing in affordable brand name and after-market products. Through its emphasis on budget pricing and high quality products, our Company has developed a market in the motorcycle accessory and apparel industry. Our Company currently operates one office and is maintained by a management team of five individuals. The present geographic area our Company operates includes primarily the Dade County, Broward County, and South Palm Beach County areas of South Florida. Additional markets have also developed in the Caribbean islands.

     Marketing for our products is accomplished through print ads in newspapers and magazines as well as wholesale referral. Additionally, we utilize a network of industry wholesale buyers to sell large product quantities.

     The motorcycle accessory and apparel industry is highly competitive with respect to price, service, quality, and location. There are numerous competitors in the motorcycle accessory and apparel industry such as Dennis Kirk, Chaparral and Motorcycle Stuff that possess substantially greater financial, marketing, personnel and other resources than our Company. There can be no assurance that our Company will be able to respond to various competitive factors affecting the business. Our Company plans to gain a competitive advantage over its competitors in the motorcycle accessories and apparel industry by offering quality service at a low price.

     The main markets for Diamond Powersports are individual retail customers and wholesale buyers and no single customer makes up more than ten percent of the total revenues of Diamond Powersports, Inc. We do not expect that this will change in the future.

     We have three full-time employees, and two part-time employees. We also have two management consultants that are each independently contracted with by our Company to service and provide financial consulting and services relating to this registration statement on Form SB-2, which is being filed with the Securities and Exchange Commission.

Our product line consists primarily of the following:
-     Air filters          Fuel valves          Throttle Assemblies
-     Air shifters          Gaskets          Tires
-     Carburetors          Ignitions          Transmission and clutch parts
-     Chains               Piston kits          Valves
-     Cylinders          Race engine valves     Velocity stacks
-     Exhaust systems     RPM limiters          Wheels
-     Frame sliders          Sprockets


     Our Company does not expect that any single customer will account for more than ten percent of our business. At the present time there is no need for governmental approvals, though this may change in the future.

     The Diamond Powersports, Inc. staff is projected at 4-5 new employees for the next twelve months. The three managers that are presently on staff will supervise these new employees.

REPORTS  TO  SECURITY  HOLDERS
------------------------------

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR COMPANY

     We were incorporated in Florida on May 13, 1992 to engage in the business of distributing motorcycle parts and accessories primarily in the South Florida area. Our products and services are offered to both retail consumers and wholesale buyers. Orders for our products are typically shipped in one to three days from the time of order.

Results of Operations.
     For the years ended December 31, 2001 and 2000.

Sales.

     Sales for the year ended December 31, 2001 were $361,139 versus sales of $210,535 for the year ended December 31, 2000, an increase of 72%. We attribute the increase in sales to new and improved parts as well as a growing awareness of our products. Product sales consisted primarily of the following:
-     Air filters          Fuel valves          Throttle Assemblies
-     Air shifters         Gaskets              Tires
-     Carburetors          Ignitions            Transmission and clutch parts
-     Chains               Piston kits          Valves
-     Cylinders            Race engine valves   Velocity stacks
-     Exhaust systems      RPM limiters         Wheels
-     Frame sliders        Sprockets

          All revenues were from unrelated third parties and were made to retail consumers and wholesale buyers.

Cost of Goods Sold.
     The cost of goods sold includes the purchase price for our parts and accessories plus other direct costs associated with making the products available for resale. It is customary to experience variations in the cost of sales as a percentage of net sales based on the types of products sold. Our gross margins typically range between 15-30%.

          The cost of goods sold for the year ended December 31, 2001 was $284,646 versus $166,959 in the same period in 2000. Cost of sales as a percentage of sales for both years was 79%.

          We expect cost of sales as a percentage of sales to decrease to around 70% of total sales for fiscal year 2002 as new products with better margins are developed. In addition, volume discounts will be available to us if we are successful in achieving sales growth in the future, which will further reduce our cost of sales as a percentage of sales.




Expenses.
          Selling, general and administrative expenses for the period ended December 31, 2001 and 2000 were $180,380 and $194,742, respectively, a decrease of $14,362 or 7%. Notable expense account differences included the following:
     Subcontract labor decreased $8,949.
     Advertising decreased $5,064.

          Our other selling, general and administrative expenses remained either fixed or relatively constant during 2001.

          We expect increases in expenses through the year 2002 as the Company moves toward developing its business plan. We expect the increase to be primarily in sales related expenses such as advertising and salespersons' salaries.

Income/ Losses.
          Net loss for the year ended December 31, 2001 was $133,956 versus $182,528, a decrease of $48,572 or 27%. The decrease in net loss was primarily attributable to the increase in sales and related gross profit assisted by a moderate decrease in our selling, general and administrative expenses. We expect to continue to incur losses at least through the first half of the year 2002. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.
     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.
          Cash flows used in operations were $17,073 for the year ended December 31, 2001 versus $76,747 in 2000. Cash flows used in operations for both years were primarily attributable to our net loss from operations partially offset by the increase in accounts payable.

          Cash flows used in investing activities were $-0- for the year ended December 31, 2001 versus $2,300 during the same period in 2000 which was attributable to purchases of property and equipment.

          Cash flows generated from financing activities were $22,937 for the year ended December 31, 2001 versus $75,911 for the year ended December 31, 2000. Cash flows for the year ended December 31, 2001 included $14,000 in proceeds from sales of common stock to various individual investors pursuant to a Regulation D offering. Cash flows from financing activities for both years also included proceeds from stockholder loans of $4,304 and $56,780, respectively, which bear interest at 8% per annum and are unsecured by Company assets. The stockholder loan is not evidenced by a written note, but rather is an oral agreement between the stockholder and the company. Cash flows from financing activities for both years also included borrowings of $5,102 and $19,644, respectively, pursuant to two bank lines of credit which bear interest between 10.25 and 17.9%.

          Subsequent to December 31, 2001, we sold 40,820 additional shares of stock to several unrelated investors for total of $20,160. We also issued 777,500 shares of common stock for professional and consulting services.

          Overall, we have funded our cash needs from inception through December 31, 2001 with a series of debt and equity transactions, primarily with related parties. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

          We had cash on hand of $5,864 and a working capital deficit of $490,885 as of December 31, 2001. Our working capital deficit is primarily due to current obligations in accounts payable, accrued payroll for stockholders and loans from stockholders. We will substantially rely on the existence of revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues in 2002 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $150,000 to sustain operations through year 2002 and approximately $200,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to the Company.

          On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering opening additional retail sales locations during the first half of 2002. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. The funds raised from this offering will be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:
     Curtail  new  product  launches
     Forego or postpone opening new retail sales locations, or Seek expansion opportunities that are outside our immediate area to secure terms favorable to the Company.

          Demand for the products and services will be dependent on, among other things, market acceptance of our products, the motorcycle parts and accessories market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a motorcycle parts and accessories distribution business to retail consumers and wholesale buyers. We plan to strengthen our position in these markets. We also plan to expand our operations through aggressively marketing our products and Company concept.

ITEM  18     DESCRIPTION  OF  PROPERTY

          Our executive offices are located at 10145 Northwest 46th Street - Sunrise, Florida 33351. These offices consist of 2,500 square feet, which are leased through April 2002 pursuant to an operating lease. At December 31, 2001, the operating lease had a remaining lease term of four months. We have a renewal option at the end of the current lease term which would extend the lease for an additional year under the same terms as the original lease. Rental payments and related expense for the years ending December 31, 2001 and 2000 were $19,995 and $18,188, respectively. We project that our current offices will need to be expanded in the future to handle anticipated capacity resulting from our Company's growth. We currently also have the option to lease neighboring warehouse bays, which will be an additional 2,500 square feet, for an additional $1,850 per month.

ITEM  19     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     We have a shareholder loan payable to one of our officers at December 31, 2001 which bears interest at 8% and is due on demand. At December 31, 2001, the balance due the officer was $61,084, which also includes accrued interest.

We have an unsecured convertible loan from an investor who is related to our President bearing interest at 8% per annum due on demand. At December 31, 2001, the balance due the investor was $17,500, which also included accrued interest. Subsequent to December 31, 2001, we converted the note into 70,000 shares of our common stock.

We have accrued but unpaid payroll obligations owing to the President and Secretary of our Company as of December 31, 2001, in the amount of $195,071.



ITEM  20     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over-the-Counter Bulletin Board once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

     We  have  no  outstanding  options  and  no  outstanding  warrants.

Agreements  to  Register.

     None.

Holders.

     As of May 7, 2002, there were approximately 40 holders of record of our common stock.

Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 1,397,720 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 1,397,720 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.





ITEM  21.     EXECUTIVE  COMPENSATION

     No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the years 2001, 2000 and 1999. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Pierre Elliott and Lisa Elliott, the Company's chief executive officer and secretary for the past three years.


                                                SUMMARY COMPENSATION TABLE

                              Annual                                                Awards                Payouts
                              Compensation                                               Restricted  Securities
                              ------------                     Other Annual   Stock      Underlying  LTIP      All Other
                                             Salary   Bonus    Compensation   Award(s)   Options     payouts   Compensation
Name and Principal Position          Year      ($)       ($)        ($)         ($)      SARs(#)      ($)          ($)
Pierre Elliott. . . . . . .          2001    71,500      -           -           -         -           -            -
Chief . . . . . . . . . . .          2000    65,000      -           -           -         -           -            -
 Executive                           1999    12,080      -           -           -         -           -            -
Officer
Lisa Elliott . . . . . .             2001    38,500      -           -           -         -           -            -
Secretary. . . . . . . .             2000    35,000      -           -           -         -           -            -
 . . . . . . . . .                   1999    12,080      -           -           -         -           -            -



          The Company has entered into an employment agreement with Pierre Elliott. Pursuant to the agreement, Mr. Elliott serves as President, Director and General Manager for a term of 2 years. Mr. Elliott shall receive an annualized base salary of $78,650 and is entitled to an incentive bonus of .5% of the gross profits.

          The Company has also entered into an employment agreement with Lisa Elliott for a term of 2 years. Pursuant to the agreement, Mrs. Elliott serves as Secretary, Controller and Director. Mrs. Elliott shall receive an annualized salary of $42,350, payable in installments according to the Employer's regular payroll schedule. Mrs. Elliott is also entitled to an incentive bonus of .5% of the gross profits

COMPENSATION OF DIRECTORS

     In 2001, the Company committed itself to compensate each of its Board of Directors with 2,000 shares of its common stock per annum. Board members typically meet on a bi-monthly basis.












ITEM 22     FINANCIAL STATEMENTS







                                    CONTENTS
===============================================================



INDEPENDENT AUDITORS' REPORT

BALANCE SHEET

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL     STATEMENTS




===============================================================














                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
Diamond Powersports, Inc.

We have audited the accompanying balance sheet of Diamond Powersports, Inc. as of December 31, 2001 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Powersports, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, negative working capital and certain debt is in default which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Perrella & Associates, P.A.
Pompano Beach, Florida
March 28, 2002










                            DIAMOND POWERSPORTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001
                                =================


               ASSETS
               ------




CURRENT ASSETS
----------------------------
  Cash and cash equivalents.  $  5,864
  Accounts receivable. . . .    11,065
  Inventory. . . . . . . . .    27,000
                              ---------
TOTAL CURRENT ASSETS . . . .    43,929
                              ---------

PROPERTY AND EQUIPMENT
----------------------------
  Machinery & equipment. . .    44,999
  Furniture & fixtures . . .     5,790
  Transportation equipment .    95,905
  Accumulated depreciation .   (88,842)
                              ---------
  NET PROPERTY AND EQUIPMENT    57,852
                              ---------

OTHER ASSETS
----------------------------
  Deposits . . . . . . . . .       300
                              ---------
                                   300
                              ---------

    TOTAL ASSETS . . . . . .  $102,081
                               ========

















   The accompanying notes are an integral part of these financial statements.




                                               DIAMOND POWERSPORTS, INC.
                                                     BALANCE SHEET
                                                   DECEMBER 31, 2001
                                                   =================


                                         LIABILITIES AND STOCKHOLDERS' DEFICIT
                                         -------------------------------------




CURRENT LIABILITIES
---------------------------------------------------------------------------
  Accounts payable. . . . . . . . . . . . . . . . . . . . . .$ 115,878
  Accrued payroll, shareholder. . . . . . . . . . . . . . . .  195,071
Convertible debt, related party . . . . . . . . . . . . . . .   18,058
Note payable to bank. . . . . . . . . . . . . . . . . . . . .   85,971
Bank line of credit . . . . . . . . . . . . . . . . . . . . .   58,752
Shareholder loans . . . . . . . . . . . . . . . . . . . . . .   61,084
                                                              ---------
  TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . .  534,814
                                                              ---------

STOCKHOLDERS' DEFICIT
----------------------------------------------------------------------------
  Preferred stock (no par value, 5,000,000 shares
    authorized; none issued and outstanding). . . . . . . . .      -0-
Common Stock ($.001 par value, 100,000,000 shares
    authorized; 8,609,400 shares issued and outstanding)         8,609
  Paid-in-Capital                                              122,541
            Retained Deficit. . . . . . . . . . . . . . . . . (563,883)
                                                             ----------
  TOTAL STOCKHOLDERS' DEFICIT . . . . . . . . . . . . . . . . (432,733)
                                                             ----------

TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIT . . . . . . . . . . . . . . . . .  $ 102,081
                                                             ==========















   The accompanying notes are an integral part of these financial statements.



                                             DIAMOND POWERSPORTS, INC.
                                              STATEMENTS OF OPERATIONS
                                   FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                   ==============================================



                                                        2001           2000
                                                        -------------  -----------
REVENUE
-----------------------------------------------------------------------------------
  Net sales . . . . . . . . . . . . . . . . . . . . . . $    361,139   $  210,535
  Cost of goods sold. . . . . . . . . . . . . . . . . .     (284,646)    (166,959)
                                                        -------------  -----------
  GROSS PROFIT. . . . . . . . . . . . . . . . . . . . .       76,493       43,576

EXPENSES
------------------------------------------------------------------------------------
  Selling, general and administrative                        180,380.     194,742
------------------------------------------------------------------------------------


    OPERATING INCOME (LOSS) . . . . . . . . . . . . . . .   (103,887)    (151,166)


OTHER EXPENSE
------------------------------------------------------------------------------------
  Interest expense. . . . . . . . . . . . . . . . . . . .$    30,069   $   31,362
                                                         ------------- -------------


    NET LOSS. . . . . . . . . . . . . . . . . . . . . . .$  (133,956)  $  (82,528)
                                                         ============= =============

Basic and fully diluted net loss per common share . . . .$      (.02)  $     (.02)
                                                         ============= =============

Weighted average common shares. . . . . . . . . . . . . .   8,567,400    8,578,200
                                                         ============= =============


















   The accompanying notes are an integral part of these financial statements.




                                    DIAMOND POWERSPORTS, INC.
                                   STATEMENT OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
                   ===========================================================





                                        Common       Additional
                             Common     Stock        Paid-in        Retained
                             Shares     $            Capital        Deficit
                             -----------------------------------------------------

Balances, January 1, 2000 .  8,567,400  $     8,567  $108,583       $(247,400)

Net loss for 2000 . . . . .     -0-            -0-      -0-          (182,528)
                             -----------------------------------------------------

Balances, December 31, 2000   8,567,400        8,567     -0-         (429,928)

Issuance of common stock. .     42,000           42    13,958          -0-

Net loss for 2001 . . . . .     -0-            -0-      -0-         (133,956)
                             -----------------------------------------------------

Balances, December 31, 2001   8,609,400  $     8,609  $122,541     $(563,883)
                              ====================================================















   The accompanying notes are an integral part of these financial statements.


                            DIAMOND POWERSPORTS, INC.
                            STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================




                                                           2001        2000
                                                      ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
----------------------------------------------------

  Net Loss . . . . . . . . . . . . . . . . . . . . .  $(133,956)  $(182,528)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
   Depreciation expense. . . . . . . . . . . . . . .     11,641      14,420
  (Increase) decrease in operating assets:
     Accounts receivable . . . . . . . . . . . . . .     (6,700)      6,420
     Inventory . . . . . . . . . . . . . . . . . . .      4,400      (6,906)
     Prepaid expenses. . . . . . . . . . . . . . . .         90         (90)
  Increase (decrease) in operating liabilities:
     Excess of outstanding checks over
      bank balance . . . . . . . . . . . . . . . . .       (597)        597
     Accounts payable and accrued expenses . . . . .    108,049      91,340
                                                      ----------  ----------

    NET CASH USED IN
    OPERATING ACTIVITIES . . . . . . . . . . . . . .    (17,073)    (76,747)

CASH FLOWS FROM INVESTING ACTIVITIES:
----------------------------------------------------

  Expenditures for property and equipment. . . . . .        -0-      (2,300)
                                                      ----------  ----------

    NET CASH USED IN
    INVESTING ACTIVITIES . . . . . . . . . . . . . .        -0-      (2,300)















   The accompanying notes are an integral part of these financial statements.



                                   DIAMOND POWERSPORTS, INC.
                                    STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
                  ===========================================================
                                                               2001            2000
                                                               ----            ----
CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------------------

  Increase (decrease) in shareholder loans payable  $           4,304    $     56,780
  Sale of common stock . . . . . . . . . . . . . .             14,000            -0-
  Proceeds from convertible debt . . . . . . . . .                 -0-          1,932
  Repayments on convertible debt . . . . . . . . .             (3,074)           -0-
  Proceeds from note payable to bank . . . . . . .              2,605            -0-
  Repayments on note payable to bank . . . . . . .                 -0-         (2,445)
  Proceeds from bank line of credit. . . . . . . .              5,102          19,644
                                                    ------------------  -------------

    NET CASH PROVIDED BY
    FINANCING ACTIVITIES . . . . . . . . . . . . .             22,937           75,911
                                                    ------------------  -------------

    NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                       $           5,864     $     (3,136)
                                                    ------------------  -------------

Cash and cash equivalents, beginning of year . . .  $             -0-     $      3,136
                                                    ------------------  -------------

    CASH AND CASH EQUIVALENTS,
    END OF YEAR. . . . . . . . . . . . . . . . . .  $           5,864     $        -0-
                                                    =================      ============



SUPPLEMENTAL DISCLOSURES OF CASH FLOW
--------------------------------------------------
INFORMATION:
--------------------------------------------------

Cash paid for income taxes during the year . . . .  $             -0-     $         -0-
Cash paid for interest during the year . . . . . .  $         30,069      $     31,362
                                                    ================      ==============








   The accompanying notes are an integral part of these financial statements.
   --------------------------------------------------------------------------


                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Business Activity - Diamond Powersports, Inc. was organized under the laws of
-----------------
the State of Florida on May 13, 1992 to distribute motorcycle parts and accessories to dealers and retail customers worldwide.

Accounts Receivable - Accounts receivable are charged to bad debt expense as
-------------------
they are deemed uncollectible based upon a periodic review of the accounts. No bad debt expense for the years ended December 31, 2001 and 2000 was recorded. At December 31, 2001, no allowance for doubtful accounts was deemed necessary.

Property and Equipment - Property and equipment are recorded at cost and include
----------------------
expenditures that substantially increase the productive lives of the existing assets. Maintenance and repair costs are expensed as incurred. Depreciation is provided using the straight-line method. Depreciation of property and equipment is calculated over the management prescribed recovery periods, which range from 5 years for equipment to 10 years for transportation equipment.

When a fixed asset is disposed of, its cost and related accumulated depreciation are removed from the accounts. The difference between undepreciated cost and proceeds from disposition is recorded as a gain or loss.

Long-Lived Assets - In accordance with Financial Accounting Standards Board
-----------------
Statement of Financial Accounting Standard No.121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of intangible assets and other long-lived assets is reviewed by management on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be impairment in the future, the Company will recognize the amount of the impairment based on discounted expected future cash flows from the impaired assets.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the
-------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's Use of Estimates - The preparation of financial statements in
-----------------------------
conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)
-----------------------------------------------------------

Revenue Recognition- Revenue is recognized when goods are shipped and earned or
-------------------
when services are performed, provided collection of the resulting receivable is probable. If any material contingencies are present, revenue recognition is delayed until all material contingencies are eliminated. Further, no revenue is recognized unless collection of the applicable consideration is probable.

Credit is extended to customers based on an evaluation of their financial condition, and collateral is not required. The Company performs ongoing credit evaluations of its customers.

Income Taxes - Income taxes are provided for the tax effects of transactions
------------
reported in the financial statements and consist of deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. Deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Advertising Costs - Advertising costs are expensed as incurred. The Company does
-----------------
not incur any direct-response advertising costs. Advertising expense totaled $500 and $5,564 for the years ended December 31, 2001 and 2000, respectively.

Comprehensive Income (Loss) - As of January 1, 1998, the Company adopted
---------------------------
Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Inventory - Inventory, consisting of motorcycle parts and accessories, is valued
---------
at the lower of cost or market using the first-in, first-out (FIFO) method.





                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE B - GOING CONCERN
----------------------

As shown in the accompanying financial statements, the Company has suffered recurring losses, has negative working capital and certain debt is in default of payment (see Note C) that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Company's capital deficiency,
(2) refinance existing debt on existing assets, and (2) seek additional distribution affiliates to increase sales and improve cash flows for the Company.

NOTE C - NOTE PAYABLE TO BANK
-----------------------------

The Note Payable to Bank in the accompanying Balance Sheet represents a promissory note to a bank collateralized by certain of the Company's transportation equipment with a net book value of $52,945 at December 31, 2001. The loan is guaranteed by one of the Company's officers and is payable in monthly installments of approximately $911, which includes interest at 10.50% per annum. The loan originally matured on December 11, 2013 but is currently in default. Accordingly, all amounts have been classified as current in the accompanying balance sheet. The Company has not recognized impairment to this asset and believes it will resolve the issue during 2002. The transportation equipment is currently on consignment to be sold.

NOTE D - LEASE COMMITMENT
-------------------------

The Company leases its corporate office and warehouse facilities in Sunrise, Florida under a noncancelable industrial operating lease through April 30, 2002. At December 31, 2001, the operating lease had a remaining lease term of four months. The Company has a renewal option at the end of the current lease term which would extend the lease for an additional year under the same terms as the original lease.

Rental payments and related expense for the years ending December 31, 2001 and 2000 were $19,995 and $18,188, respectively.








                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE E - RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework which to measure impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAF No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

NOTE  F  -  BANK  LINE  OF  CREDIT
----------------------------------

The Company has two unsecured bank lines of credit bearing interest between 10.25% and 17.9% at December 31, 2001 which are due on demand. The lines of credit have a maximum credit available of $60,000. The principal balance outstanding at December 31, 2001 was $58,752. The lines of credit are guaranteed by one of the Company's officers.

NOTE G - CONVERTIBLE DEBT, RELATED PARTY
----------------------------------------

The Company has an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, which also included accrued interest.

Subsequent to December 31, 2001, the Company converted the note into 70,000 shares of common stock of the Company




                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE H - SHAREHOLDER LOAN
-------------------------

The Company has a shareholder loan payable to one of its officers at December 31, 2001, which bears interest at 8% and is due on demand. At December 31, 2001 the balance due the officer was $61,084, which also includes accrued interest.

NOTE  I  -  EQUITY
------------------

During 2001, the Company issued 42,000 shares of its common stock to several unrelated investors under a Regulation D private placement offering. The proceeds of the offering were $14,000.

NOTE J - INCOME TAXES
---------------------

The Company has approximately $309,000 of federal and state net operating losses that expire in various years through the year 2021.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company's deferred tax asset at December 31, 2001 consists of net operating loss carryforwards calculated using federal and state effective tax rates. Because of the Company's lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $48,000 and $70,000 for the years ended December 31, 2001 and 2000, respectively.

The  Company's  net  deferred  tax  asset as of December 31, 2001 is as follows:

     Net operating loss carryforwards          $   118,000
     Valuation allowance                          (118,000)
                                              -------------

     Net deferred tax asset                   $        --
                                              =============








                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE J - INCOME TAXES (CONT')
-----------------------------

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2001 and 2000 is as follows:

                                                           2001          2000
                                                           ----          ----
     Income tax computed at the federal statutory rate      34%           34%
     State income taxes, net of federal tax benefit         4%             4%
                                                           ----          ----
Valuation allowance                                        (38%)         (38%)
                                                           ----          ----
Total deferred tax asset                                     0%            0%
                                                           =====         =====


NOTE K - SUBSEQUENT EVENTS
--------------------------

Subsequent to year-end, the Company issued 777,500 shares of its common stock for professional and consulting services.

Also subsequent to year-end, the Company issued 40,820 additional shares of its common stock to unrelated investors at $.50 per share under a Regulation D private placement offering. The proceeds of the offering were $20,160 and were used for working capital purposes.







ITEM 23 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants, audited our financial statements. We have had no changes in or disagreements with our accountants.

PART  II   INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.


ITEM                              EXPENSE
SEC  Registration  Fee                    $     250
Legal  Fees  and  Expenses                $  14,000
Accounting  Fees  and  Expenses           $  10,000
Miscellaneous*                            $     750
      =============================================
Total*                                    $  25,000

*  Estimated  Figure

ITEM  26     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     From October 1999 to December 1999, we sold 467,400 shares of our common stock, $.001 par value, at $.25 to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $116,850. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     From October 2001 to April 2002, we sold 82,820 shares of our common stock, $.001 par value, between $.25-.50 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $34,160. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     During the first quarter of 2002, we issued 400,000 of our common stock to Greentree Financial Group, Inc. for professional services, including:
-     Assistance  in  preparation  of  private  offering  documents
-     Compliance with state Blue Sky regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-     Tax and accounting services, and
-     EDGAR services

     During the first quarter of 2002, 350,000 shares of our common stock were issued to Market Voice, Inc. in connection with their investor relation services for our Company. Market Voice's services include disseminating information on our Company to the public via press releases, Internet and radio. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 during the first quarter of 2002.

     During the first quarter of 2002, an additional 27,500 shares were issued to our employees and subcontractors for administrative services performed for our Company. These issuances were made pursuant to Rule 701 for employee and consulting services and were believed to be exempt from registration under federal and state law.

     Also during the first quarter of 2002, we converted an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, including accrued interest, and it was converted into 70,000 shares of our common stock. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe this exemption was available because the issuance was a transaction not involving a public offering and we provided the investor with the disclosures required by Regulation D.

     ITEM  27.     EXHIBITS



Exhibit Number  Exhibit Description
                Articles of Incorporation
3.1
--------------
3.2. . . . . .  Amendment to Articles of Incorporation
--------------  -----------------------------------------------------------
3.3. . . . . .  Bylaws
--------------  -----------------------------------------------------------
5. . . . . . .  Legal Opinion
--------------  -----------------------------------------------------------
10.1 . . . . .  Employment Agreement with Pierre Elliott
--------------  -----------------------------------------------------------
10.2 . . . . .  Employment Agreement with Lisa Elliott
--------------  -----------------------------------------------------------
10.3 . . . . .  Consultant Agreements with Greentree Financial Group, Inc.
--------------  -----------------------------------------------------------
10.4 . . . . .  Consultant Agreement with Market Voice, Inc.
--------------  -----------------------------------------------------------
23.1 . . . . .  Consent of Brown & Associates, PLLC (Included in exhibit 5)
--------------  -----------------------------------------------------------
23.2 . . . . .  Consent of Perrella & Associates, P.A.
--------------  -----------------------------------------------------------




ITEM 28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4.     Insofar as indemnification for liabilities arising under the Securities
Act of 1933    may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, Florida on May 7, 2002.

                                    Diamond  Powersports,  Inc.

                               /s/Pierre Elliott
                              ------------------
                              By:     Pierre Elliott
                              Title:  President & CEO, Director
                                      Present Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                              /s/  Pierre Elliott
                              ------------------
                              By:     Pierre Elliott
                              Title:  President and CEO, Director
                              Date:   May 7, 2002

                              /s/  Lisa  Elliott
                              ------------------
                              By:     Lisa Elliott
                              Title:  Controller, Director
                              Date:   May  7,  2002


                              /s/  Alan  Lichtman
                              -------------------
                              By:     Alan Lichtman
                              Title:  Director
                              Date:   May  7,  2002

                              /s/  Margaret  Hurley
                              ---------------------
                              By:     Margaret Hurley
                              Title:  Director
                              Date:   May  7,  2002

                              /s/  David  A.  Lewis
                              ---------------------
                              By:     David A. Lewis
                              Title:  Director
                              Date:   May 7, 2002